OBJECT CODE SOFTWARE LICENSE AGREEMENT

This Agreement is entered into by D2 Technologies, Inc. a corporation of the State of California with a place of business at 104 West Anapamu St., Santa Barbara, CA 93101 (hereinafter called "D2") and Vodavi Technology, Inc. a Deleware corporation with a principal place of business at 8300 E. Raintree Dr., Scottsdale, AZ 85260 (hereinafter called "LICENSEE"). The effective date of this Agreement shall be the later of the dates executed by the respective parties.

RECITALS.

     WHEREAS, D2 has the right to grant the rights to use and distribute the Licensed Software specified in Exhibit A; and

     WHEREAS, LICENSEE desires to obtain such rights to use and distribute the Licensed Software described hereinafter; and

     WHEREAS, D2 desires to provide LICENSEE with such rights upon the terms and conditions set forth in this Agreement; and

     WHEREAS, Connected Systems, Inc. a corporation of the State of California having a place of business at 126 W. Figueroa St., Santa Barbara, CA 93101 (herinafter CONNECTED) and LICENSEE have entered into a License Agreement effective the date hereof, WHEREAS CONNECTED and D2 are affiliated entities; WHEREAS LICENSEE requires the use of D2 technology to fulfill its Agreement with CONNECTED;

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions set forth in this Agreement, the parties agree as follows.

1.0 DEFINITIONS

     1.1 "LICENSEE" shall mean the legal entity identified as the LICENSEE on the face page of this Agreement.

     1.2 "Licensed Software" shall mean D2's software products identified in Exhibit A including all manuals and other related technical documentation provided by D2, and including all updates thereto delivered to LICENSEE by D2.

     1.3 "Object Code" means the Licensed Software in machine-readable, compiled object code form.

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     1.4 "Binary Code" means the binary executable form of the Licensed Software which may be linked with other LICENSEE-provided software and embedded in the Bundled Product.

     1.5 "Bundled Product(s)" means one or more of the products or product groups described in Exhibit B, which has been or will be developed by LICENSEE and which incorporates in the Bundled Product, in any manner, any portion of the Binary Code. A Bundled Product represents sufficient value enhancement to the Licensed Software such that the primary reason for LICENSEE's customer to license such Bundled Product is other than the right to receive a license to the Licensed Software included in the Bundled Product.

2.0 GRANT OF RIGHTS

     2.1 LICENSE. Subject to the terms and conditions of this Agreement: D2 grants a nontransferable, fully paid up, perpetual, nonexclusive license to execute the Binary Code of the Licensed Software only in a configuration in which the Licensed Software is embedded within LICENSEE's Bundled Product.

LICENSEE may transfer the Binary Code of the Licensed Software to LICENSEE'S customers, embedded in LICENSEE's Bundled Product, provided that the Bundled Product (including the embedded software) is transferred pursuant to an End-User License which shall contain at a minimum all of the following provisions:

1. The Licensed Software is licensed, not sold. Title does not pass to the LICENSEE customer. The LICENSEE customer will not make any copies of the Licensed Software except as required for backup and archival purposes.

2.   Each  license   granted  to  LICENSEE   customer   shall  be  a  perpetual,
     nonexclusive and nontransferable license to use the Binary Code version of the Licensed Software.

3. A Protection of Confidential Software clause similar to the clause provided in this Agreement.

4.   A limitation of liability as set forth in this Agreement.

5.   An export control notice similar to the clause in this Agreement.


2.2 RESERVATIONS. D2 reserves all rights and licenses not expressly granted to LICENSEE.

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3.0 ADDITIONAL OBLIGATIONS

     3.1 Delivery. D2 will ship to LICENSEE one (1) copy of the Licensed Software upon execution of this Agreement and the CONNECTED License Agreement. LICENSEE shall have no runtime License fee obligation to D2.

     3.2 LIMITED WARRANTY

     For a period of one year after delivery of the Licensed Software, D2 warrants that the Licensed Software will perform substantially according to the description and specifications contained in D2's Software documents. During the warranty period, LICENSEE may request and D2 shall provide, technical support, as described in Paragraph 3.2 (a), (b), (c) and (d) of this Agreement, and software updates, as requested by Licensee, at the Time and Material fees charges offered to other similarly situated customers. For each year thereafter, LICENSEE may renew such technical support and software updates on an annual basis at the then-current D2 maintenance fee, if such support and updates services are available.

     D2 telephone and written technical support are as follows:

     (a) D2 will assist LICENSEE in determining if problems LICENSEE may encounter are caused by programming errors in the Licensed Software.

     (b) D2 will answer questions concerning installation of the Licensed Software in original delivered configuration, unmodified by Customer.

     (c) D2 will provide assistance with resolving LICENSEE's problems which occur during the normal usage of the Licensed Software.

     (d) D2 will use reasonable efforts to remedy any programming error in the Licensed Software which is attributable to D2 which causes the failure to meet specifications.

Subject to the limitations set out below, the sole remedy for failure to meet the limited warranty shall be D2's reasonable efforts to remedy any programming error in the Licensed Software which is attributable to D2 and which causes the failure to meet the warranty. Such remedy may consist of supplying corrected portion(s) of Licensed Software, or communication to LICENSEE of a workaround which gives LICENSEE the ability to achieve substantially the same functionality as would be obtained without the programming error, as may be determined by D2. If D2 is unable to provide such remedy within a reasonable time, D2 shall accept return of that portion of Licensed Software which is in breach of this warranty and refund to LICENSEE the full value of such portion of the Licensed Software.

Limitations:

D2's efforts shall be promptly initiated only after LICENSEE has provided D2 with written notice of its claim of any such programming error. An error report must contain sufficient information, on computer-readable media if practicable, for D2 to reproduce the

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problem.  D2 shall have no obligations for any Licensed  Software which includes any modifications made by LICENSEE, or for LICENSEE-specific application software and drivers. D2 shall also have no obligations for the correction of errors or problems which are due to operational characteristics of the computer equipment on which the Licensed Software is used.

In order to have the benefit of D2's efforts, LICENSEE must provide D2 with data and information, as requested, and with sufficient support and test time on the LICENSEE's Development Computer system and Bundled Product to duplicate the problem, determine if the problem is with the Licensed Software covered hereunder, correct the problem and determine that the problem has been corrected.

LICENSEE shall reimburse D2 for traveling expenses if D2 personnel are required to travel to either the LICENSEE'S premise or LICENSEE'S customer's premise in order to fix the reported problem. LICENSEE must designate a named contact person and alternate contact person per installation who will submit problem reports and receive all corrections, upgrades, correspondence and other communications concerning the Licensed Software.

THE LIMITED WARRANTIES IN THIS SECTION ARE THE SOLE AND EXCLUSIVE WARRANTIES, IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, GIVEN BY D2 INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4.0 PROPRIETARY RIGHTS

     4.1 LICENSED SOFTWARE. LICENSEE shall not be an owner of any copies of the Licensed Software, but, rather, is granted a limited license pursuant to this Agreement to use such copies. LICENSEE acknowledges and agrees that, as between LICENSEE and D2, all right, title and interest in the Licensed Software and any part thereof, including, without limitation, all rights to patent, copyright, trademark and trade secret rights and all other intellectual property rights therein and thereto, and all copies thereof, in whatever form, including any written documentation and all other material describing such Licensed Software, shall at all times remain solely with D2.

5.0 CONFIDENTIALITY

     5.1 GENERAL. LICENSEE acknowledges and agrees that the Licensed Software constitutes the confidential and proprietary trade secrets of D2, and that LICENSEE's protection thereof is essential to this Agreement and a condition of LICENSEE's use and possession of the Licensed Software. LICENSEE shall retain in strict confidence any and all elements of the Licensed Software and use the Licensed Software only as expressly licensed herein. LICENSEE agrees that it will under no circumstances distribute or in any way disseminate or disclose the Licensed Software to third parties, except as

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expressly  provided  in Section  2.3 above.  LICENSEE  shall be relieved of this obligation of confidentiality to the extent that such information was in the public domain at the time it was disclosed, required to be disclosed by law, received from a third party with no obligation, or has become in the public domain through no fault of LICENSEE.

     5.2 SECURITY. LICENSEE agrees to use the Licensed Software for the purposes set forth in this Agreement under similar care and control LICENSEE uses for its own proprietary software.

     5.3 NOTIFICATION. LICENSEE agrees to notify D2 promptly in the event of any breach of its security under conditions in which it would appear that the Licensed Software were prejudiced or exposed to loss. LICENSEE shall, upon request of D2, take all other reasonable steps necessary to recover any compromised trade secrets disclosed to or placed in the possession of LICENSEE by virtue of this Agreement. The cost of taking such steps shall be borne solely by LICENSEE.

     5.4 REMEDIES. LICENSEE acknowledges that any breach of any of its obligations under this Section 5 may cause or threaten irreparable harm to D2, and, accordingly, LICENSEE agrees that in such event, D2 shall be entitled to equitable relief to protect its interest therein, including but not limited to preliminary and permanent injunctive relief, as well as money damages.

6.0 TERMINATION

     6.1 TERMINATION. This Agreement is perpetual unless terminated as set forth herein. Upon prior written notice, either party may terminate this Agreement if the other party ceases doing business, , or fails to cure a material breach of any term or condition of this Agreement within thirty (30) days of receipt of written notice specifying such breach.

     6.2 EFFECT OF TERMINATION. Upon termination of this Agreement for any reason, LICENSEE shall immediately discontinue use of the Licensed Software and within ten (10) days certify in writing to D2 that all copies of the Licensed Software, in whole or in part, in any form, have either been returned to D2 or destroyed in accordance with D2's instructions. All payments made by LICENSEE to D2 hereunder are non-refundable except as set forth herein.

     6.3 SURVIVAL. The provisions of Sections 4, 5, 6, 7 and 8 shall survive termination of this Agreement.

7.0 INDEMNIFICATION

     7.1 D2 will defend any suit brought against LICENSEE based on the grounds that the Licensed Software furnished under this Agreement infringes any patent, trade secret or other Intellectual Property Right of any third party ("Indemnified Right"), and will pay all damages and costs that a court or arbitration awards against LICENSEE as a result of such claim and all amounts paid in settlement of such claim, provided that LICENSEE

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gives D2 (i) prompt written notice of such claim,  (ii) the sole right to defend and/or settle the claim, and (iii) all reasonable information and assistance, at D2's expense, excluding time spent by employees or consultants of LICENSEE) to handle the defense and settlement thereof. Should the Licensed Software become the subject of a claim of infringement of an Indemnified Right, D2 shall, at its option, either: (a) procure for LICENSEE the right to continue using such
Licensed   Software   or  (b)  modify   such   Licensed   Software  to  make  it
non-infringing.   If  neither  of  the  foregoing   alternatives  is  reasonably
available, D2 shall accept return of the infringing portion of Licensed Software and refund to LICENSEE the depreciated value of such portion of Licensed Software, as measured over a thirty-six (36) month life span.

     7.2 D2 hereby represents that, insofar as is presently known to D2, the Licensed Software and Developed Programs do not infringe any patent, copyright, trade secret or other Intellectual Property Right of any third party, and D2 knows of no such claims thereof.

     7.3 LICENSEE will indemnify and hold D2 harmless from any loss, damage, or liability arising in connection with LICENSEE's improper or unauthorized use of the Licensed Software.

8.0 LIMITATION OF LIABILITY

     8.1 IN NO EVENT SHALL D2 HAVE ANY LIABILITY FOR ANY LOST PROFITS, LOSS OF DATA OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT, OR OTHERWISE ARISING UNDER ANY COVER OF ACTION AND WHETHER OR NOT D2 HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

9.0 MISCELLANEOUS PROVISIONS

     9.1 GOVERNING LAW. This Agreement shall be interpreted and governed by the laws of the State of California, without reference to conflict of laws principles.

     9.2 JURISDICTION. For any disputes arising out of this Agreement the parties consent to the personal and exclusive jurisdiction of, and venue in, the state or federal court within Santa Barbara County, California.

     9.3 ENTIRE AGREEMENT. This Agreement constitutes the entire and exclusive Agreement between the parties hereto with respect to the subject matter hereof and supersedes and cancels all previous registrations, agreements, commitments and writings in respect thereof.

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     9.4 MODIFICATION.  No modification to this Agreement, nor any waiver of any rights, shall be effective unless assented to in writing by the party to be charged and the waiver of and breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

     9.5 ASSIGNMENT. Each party's obligations under this Agreement and all rights and obligations hereunder are personal to the parties hereto and may not be assigned in whole or in part by either party without the prior written consent of the other. Notwithstanding the foregoing, either party may assign this Agreement without the prior written consent of the other party, pursuant to a sale by the assigning party of the portion of that party's business to which this Agreement pertains, whether by merger, sale of stock, sale of assets, or otherwise.

     9.6 EXPORT ADMINISTRATION ACT. In conformity with the United States Export Administration Act and regulations promulgated thereunder, LICENSEE and its employees and agents shall not disclose, export or re export, directly or indirectly, any of the Licensed Software or technical data (or direct products thereof) provided under this Agreement to destinations in Country Groups Q, S, W, Y and Z as modified from time to time by the US Department of Commerce, or that are otherwise controlled under said Act and regulations.

     9.7 SEVERABILITY. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

     9.8 NO WAIVER. The failure of D2 to enforce any term or condition of this Agreement shall not constitute a waiver of D2's rights to enforce subsequent breaches of any term or condition under this Agreement.

     9.9 NOTICES. Any notices required to be given under this Agreement shall be in writing and addressed to the respective party at the address shown on the face page of this Agreement or such other address as may be provided by each party from time-to-time. Notices shall be effective when received and shall be sent by certified or registered mail, return receipt requested, or by overnight courier.

     9.10 US GOVERNMENT RESTRICTED RIGHTS. LICENSEE will legend or mark the Licensed Software provided pursuant to any agreement with the United States Government or any contractor therefor, as required by law.

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D2 and LICENSEE each hereby  acknowledge  that they have read and understand the terms of this Agreement, and that by signing below they become parties to the Agreement and agree to be bound by all terms, conditions, and obligations contained therein.

D2                                          LICENSEE

By: /s/ David Y. Wong                       By: /s/ Gregory K. Roeper
    ------------------------------              --------------------------------
Print Name:  David Y. Wong                  Print Name: Gregory K. Roeper

Title:  President                           Title: President

Date: May 17, 1999                          Date: May 24, 1999
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